UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 7, 2016

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 7, 2016, Owens-Illinois Inc. (the “Company”), pursuant to a letter agreement attached hereto as Exhibit 10.1, agreed to provide James W. Baehren, Senior Vice President and General Counsel, a retention bonus of $500,000 provided that Mr. Baehren remains continuously employed by the Company through (i) December 31, 2017, (ii) a mutually agreeable earlier retirement date, or (iii) Mr. Baehren’s death. The retention bonus will not be payable if Mr. Baehren’s employment is terminated by the Company and Mr. Baehren is either eligible to receive severance benefits under the Company’s Executive Severance Policy, or the termination is for cause (as defined in the Executive Severance Policy).

The Company will pay the retention bonus in a single lump sum payment, subject to applicable tax withholding, on the earlier of the first payroll of the Company occurring (a) in January, 2018, (b) following Mr. Baehren’s death, or (c) in the seventh month following Mr. Baehren’s retirement.

The foregoing description of the letter agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit
No.	Description
10.1	Letter Agreement dated March 7, 2016, between Owens-Illinois, Inc. and James W. Baehren

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: March 9, 2016	By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Letter Agreement dated March 7, 2016, between Owens-Illinois, Inc. and James W. Baehren